SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 27, 1998


                                   ACTV, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                             1-10377                          94-2907258
(State or other jurisdiction  (Commission File Number)          (I.R.S. Employer
of organization)                                             Identification No.)

1270 Avenue of the Americas
New York, New York                                                         10020
(Address of Principal Executive Office)                               (Zip Code)

Registrant's telephone number, including area code:  (212) 262-2570



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address; if changed since last report)


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ITEM 5. OTHER EVENTS

         On January 27, 1998, ACTV, Inc. ("ACTV") entered into an agreement with certain holders of 5% Cumulative Convertible Preferred Stock ("Preferred Shares") of ACTV Holdings, Inc., a wholly owned subsidiary of ACTV. The agreement provides that ACTV, at its sole discretion, may purchase from certain holders of the Preferred Shares up to an aggregate of 150,000 Preferred Shares based on a predetermined schedule through June 30, 1998. If ACTV chooses to purchase the Preferred Shares, ACTV may, at its sole discretion, pay in cash or a combination of cash, ACTV common stock, and warrants to purchase ACTV common stock.


ITEM 7. EXHIBITS

99.1     Conversion Restriction Agreement and Exhibits

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                                   ACTV, Inc.



                                                   By: /s/ William C. Samuels
                                                       -------------------------
                                                       William C. Samuels
                                                       Chief Executive Officer

Date: February 5, 1998

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